Exhibit 99.1

TURTLE BEACH REPORTS STRONG SELECTED PRELIMINARY
FIRST QUARTER 2018 RESULTS

- Fortnite, PlayerUnknown’s Battlegrounds Games and Market Share Gains Drive Further
Significant Increase in Q1 Results -

San Diego, CA - April 9, 2018 - Turtle Beach Corporation (NASDAQ: HEAR), a leading gaming headset and audio accessory company, is providing selected preliminary results for the first quarter ended March 31, 2018. Per share information reflects the Company’s 1-for-4 reverse split effective April 6, 2018.

Based on preliminary unaudited information, Turtle Beach expects to report first quarter 2018 net revenue ranging between $39.5 and $40.5 million (prior guidance of approximately $29 million), up 174%-181% compared to $14.4 million in the first quarter of 2017.

Net income in the first quarter of 2018 is expected to range between $(0.05) and $0.03 per share (prior guidance of approximately $(0.48) per share on a split-adjusted basis), up significantly compared to $(0.81) per share in the first quarter of 2017 on a split-adjusted basis.

The Company expects adjusted EBITDA in the first quarter of 2018 to range between $3.5 and $4.5 million (prior guidance of $(1.5) million), up significantly compared to $(6.2) million in the first quarter of 2017.

“The strong start we experienced early in the first quarter has accelerated, further increasing our significant Q1 growth,” said Juergen Stark, CEO, Turtle Beach. “The blockbuster releases of Fortnite and PlayerUnknown’s Battlegrounds have helped fuel strong consumer demand, driving new gamers into the market and increasing headset attach rates. In parallel, we’ve gained additional market share resulting in substantial Q1 growth that exceeded healthy console headset market growth, translating into strong expected revenue and earnings growth, both relative to last year and our prior outlook.

“In fact, according to gaming console headset market data in NPD’s North American video games update, year-to-date through February 2018 we grew our revenue share 640 basis points to 45.4% versus 39.0% in the same period in 2017. While the market was up 67% on a sell-through basis during the same time period, Turtle Beach was up 94%. The U.K. has shown similar trends, with our revenue share in the first three months of 2018 climbing to 55.8% from 42.5% in the same period in 2017.

“Turtle Beach has continued to outpace a healthy market with a product portfolio for every gamer, global distribution and retail partnerships, all supported by strong marketing and merchandising. We expect our first quarter results to enable further reduction in our debt over time and selective growth investments, setting the stage for a strong 2018.”

Turtle Beach expects to update its full year outlook when it announces its first quarter 2018 earnings, which is expected to be released in early May.

Important Note on First Quarter 2018 Preliminary Estimates:
The financial information included herein for the first quarter of 2018 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s first quarter ended March 31, 2018, review of inventory levels that could require additional reserves, review of sales-related reserves, completion of review procedures performed by the Company’s independent registered public accounting firm, and other factors and adjustments related to the Company’s financial reporting process. The preceding estimates are based on the Company’s internal estimates and information available as of the date hereof. There can be no assurance that our final results for the quarter will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete financial statements to be prepared in accordance with generally accepted accounting principles (GAAP) and filed with the Securities and Exchange Commission or as a measure of our actual performance. The Company’s final results for the first quarter of 2018 are expected to be released in early May.

With respect to the Company's preliminary, expected adjusted EBITDA in the first quarter of 2018, a reconciliation to net income has not been provided because certain reconciling items between adjusted EBITDA and net income cannot be reasonably and accurately predicted at this time without unreasonable effort and the investment of undue time, cost and other resources. Accordingly, the Company will include a reconciliation of non-GAAP measures to the related GAAP measure in the release reporting the Company’s final results for the first quarter.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) has been revolutionizing console multiplayer gaming since the very beginning with its wide selection of industry leading, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing audio quality, clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that have made Turtle Beach a fan-favorite brand for gamers the world over. Made for Xbox and PlayStation® consoles as well as for PC, Mac®, and mobile/tablet devices, having a Turtle Beach gaming headset in your arsenal gives you the competitive advantage. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the Company’s continued listing on the Nasdaq, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments, or otherwise.

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For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com